BIOLASE NAMES GARRETT SATO TO BOARD OF DIRECTORS

IRVINE, Calif., – April 4, 2018–BIOLASE, Inc. (NASDAQ: BIOL), the global leader in dental lasers, announced today that it has named veteran dental industry and financial services executive Garrett Sato to its Board of Directors, effective immediately. The addition of Mr. Sato increases the size of the Board to five directors.

Mr. Sato, 57, a resident of Newport Beach, CA, has more than 30 years of experience as a successful consultant and senior executive with companies in the dental industry and has served as a senior advisor and executive partner with private equity and investment banking firms.

Most recently, from December 2013 to February 2016, he was Chairman and Chief Executive Officer of California-based Danville Materials LLC, a developer and manufacturer of dental clinic materials. As an industry executive operating partner with the private equity firm of Inverness Graham Investments, he led Denville through a period of revenue growth of approximately 35%, increased EBITDA by nearly 240%, improved operating margins and implemented a three-year strategic plan. Zest Dental Solutions, Inc., acquired Danville Materials in February 2016.

“Garrett is a strategic and focused executive who has the kind of direct, hands-on business experience, in terms of growing and managing a variety of businesses in the dental industry, that will be very valuable at this important time for BIOLASE,” said Jonathan T. Lord, M.D, the Chairman of the Board. “He has developed and managed worldwide teams, grown revenue and profitability, spearheaded successful turnarounds, and helped facilitate mergers, acquisitions and strategic partnerships. He is a proven advisor and dental industry executive and we welcome him to our Board of Directors.”

Previously, from June 2011 through December 2013, Mr. Sato served as a consultant and advisor to several businesses, including New Zealand-based Triodent Corporation, where he served as Executive Director; Santa Barbara, CA-based Isolite Corporation; Kyoto, Japan-based Shofu Corporation; Canada-based Clinicians Research Dental Inc.; and Japan-based Mani Corporation.

From October 2009 to June 2011, Mr. Sato was Executive Vice President of Culver City, CA-based Discus Dental, a Philips Company. At Discus Dental, Mr. Sato helped plan and executed a successful strategic turnaround that resulted in improved revenue and profit gains.

Mr. Sato has a Bachelor of Science degree in marketing from California State University, Long Beach.

About BIOLASE, Inc.
BIOLASE, Inc. is a medical device company that develops, manufactures, markets, and sells laser systems in dentistry and medicine and also markets, sells, and distributes dental imaging equipment, including three-dimensional CAD/CAM intra-oral scanners and digital dentistry software. BIOLASE’s products advance the practice of dentistry and medicine for patients and healthcare professionals. BIOLASE’s proprietary laser products incorporate approximately 220 patented and 95 patent-pending technologies designed to provide biologically clinically superior performance with less pain and faster recovery times. BIOLASE’s innovative products provide cutting-edge technology at competitive prices to deliver the best results for dentists and patients. BIOLASE’s principal products are revolutionary dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications, and a full line of dental imaging equipment. BIOLASE has sold over 36,200 laser systems to date in over 90 countries around the world. Laser products under development address BIOLASE’s core dental market and other adjacent medical and consumer markets.

For updates and information on Waterlase iPlus®, Waterlase Express™, and laser dentistry, find BIOLASE online at www.biolase.com, Facebook at www.facebook.com/biolase, Twitter at www.twitter.com/biolaseinc, LinkedIn at www.linkedin.com/company/biolase, Instagram at www.instagram.com/biolaseinc, and YouTube at www.youtube.com/biolasevideos.

BIOLASE®, Waterlase® and Waterlase iPlus® are registered trademarks of BIOLASE, Inc.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements regarding the performance of BIOLASE’s sales teams, efforts to provide educational information to dentists and their patients, Forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and variations of these words or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE’s current expectations and speak only as of the date of this release. Actual results may differ materially from BIOLASE’s current expectations depending upon a number of factors. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and uncertainties that are described, from time-to-time, in the “Risk Factors” section of BIOLASE’s annual and quarterly reports filed with the Securities and Exchange Commission. Except as required by law, BIOLASE does not undertake any responsibility to revise or update any forward-looking statements.

For further information, please contact:

BIOLASE, Inc.
John R. Beaver
Senior Vice President and Chief Financial Officer
jbeaver@biolase.com
888-424-6527

DresnerAllenCaron
Rene Caron (Investors)
rcaron@dresnerallencaron.com
949-474-4300 (office)
949-813-6945 (mobile)

Len Hall (Financial Media)
lhall@dresnerallencaron.com
949-474-4300 (office)
949-280-0413 (mobile)